Exhibit 32.2

HORIZON HOLDING CORPORATION

CERTIFICATION PURSUANT TO 18 U.S.C. 1350

The undersigned, Steven Weldon, in his capacities as Chief Financial Officer, of Horizon Holding Corporation do each hereby certify that the Form 10-KSB of Horizon Holding Corporation for the year ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that the information contained in such Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Horizon Holding Corporation

This certification is given by the undersigned solely for the purpose of 18 U.S.C. 1350 and is subject to the knowledge standard contained therein.

March 31, 2006

/s/ Steven Weldon
Steven Weldon
Chief Financial Officer